CUSIP No. 28226B104	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Egalet Corporation.

Dated:	February 13, 2017

OMEGA FUND IV, L.P.

BY:	Omega Fund IV GP, L.P.
ITS:	GENERAL PARTNER

BY:	Omega Fund IV G.P. Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND IV GP, L.P.

BY:	Omega Fund IV G.P. Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND IV G.P. MANAGER, LTD.

By:	/s/ Anne-Mari Paster
Director

/s/ Richard Lim
Richard Lim

/s/ Otello Stampacchia
Otello Stampacchia

/s/ Anne-Mari Paster
Anne-Mari Paster

DANISH BIOTECH SPV I P/S

By:	/s/ Martin Mullins
Martin Mullins, Director

By:	/s/ Kris Allen
Kris Allen, Director

DANISH BIOTECH SPV I, GP Ltd.

By:	/s/ Martin Mullins
Martin Mullins, Director

/s/ Kris Allen
Kris Allen

/s/ Martin Mullins
Martin Mullins